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                                                                  EXHIBIT (A)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF

                        DUCK HEAD APPAREL COMPANY, INC.
                       PURSUANT TO THE OFFER TO PURCHASE
                              DATED JULY 11, 2001
                                       OF

                             HB ACQUISITION CORP.,
                          A WHOLLY OWNED SUBSIDIARY OF

                     TROPICAL SPORTSWEAR INT'L CORPORATION

     This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if (i) certificates for Shares (as defined below) are not immediately available, (ii) the procedure for book-entry transfer cannot be completed on a timely basis, or (iii) time will not permit all required documents to reach SunTrust Bank (the "Depositary") on or prior to the expiration date of the offer. This form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See "The Offer -- Procedures for Accepting the Offer and Tendering Shares" in the Offer to Purchase.

                        The Depositary for the Offer is:

                                 SUNTRUST BANK

             By Mail:                         By Facsimile:               By Hand or Overnight Courier:

          SunTrust Bank                       (404) 332-3875                      SunTrust Bank
           Attn: Reorg.                                                            Attn: Reorg
          P.O. Box 4625                                                   58 Edgewood Avenue, Suite 225
      Atlanta, Georgia 30302                                                  Atlanta, Georgia 30303

     Delivery of this Notice of Guaranteed Delivery to an address or facsimile number other than one set forth above will not constitute a valid delivery to the Depositary.

     This Notice of Guaranteed Delivery to the Depositary is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantees must appear in the applicable space provided in the signature box on the Letter of Transmittal.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal or an Agent's Message (as defined in the Offer to Purchase) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

              THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED
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Ladies and Gentlemen:

     The undersigned hereby tenders to HB Acquisition Corp., a Georgia corporation and a wholly owned subsidiary of Tropical Sportswear Int'l Corporation, a Florida corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 11, 2001 (the "Offer to Purchase") and the related Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Duck Head Apparel Company, Inc., a Georgia corporation (the "Company"), set forth below, pursuant to the guaranteed delivery procedures set forth in the Offer to Purchase.

Signature(s):
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Name(s) of Record Holders:
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                              PLEASE TYPE OR PRINT

Number of
Shares:
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Certificate No(s). (if available):

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Dated: ------------------------------------------------------------------- 2001

Address(es):
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                                                                        ZIP CODE

Area Code and Tel. No.(s):
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Check box if Shares will be tendered by book-entry transfer: [  ]

Account Number:
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program, (a) represents that the above named person(s) "own(s)" the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended ("Rule 14e-4"), (b) represents that such tender of Shares complies with Rule 14e-4 and (c) guarantees to deliver to the Depositary either the certificates evidencing all tendered Shares, in proper form for transfer, or to deliver Shares pursuant to the procedure for book-entry transfer into the Depositary's account at The Depository Trust Company (the "Book-Entry Transfer Facility"), in either case together with the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, with any required signature guarantees or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents, all within three American Stock Exchange trading days after the date hereof.

Name of Firm:
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Address:
----------------------------------------------

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Area Code and Tel. No.:
-----------------------------
Authorized Signature:
--------------------------------

Name:
------------------------------------------------
                                  PLEASE PRINT

Title:
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Dated:
----------------------------------------- , 2001

   DO NOT SEND CERTIFICATE WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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